UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       Date of Report: February 13, 1998

                          VALLEY FINANCIAL CORPORATION


      VIRGINIA                    33-77568                54-1702380
(State of Incorporation)    Commission File Number     (I.R.S. Employer
                                                     Identification Number)

                             36 Church Avenue, S.W.
                            Roanoke, Virginia  24011
                    (Address of principal executive offices)

                                 (540) 342-2265
                (Issuer's telephone number, including area code)


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Item 5.  Other Events.

     Valley Financial Corporation (the "Company"), the holding company for Roanoke, VA-based Valley Bank (the "Bank"), announced on February 5, 1998 its financial results for the quarter and the fiscal year ended December 31, 1997. The financial results are detailed in the Company's Press Release dated February 5, 1998, filed as Exhibit A to this Form 8-K and incorporated by reference herein.

     The Company's common stock is traded over the counter under the symbol
VYFC.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              VALLEY FINANCIAL CORPORATION



Date:  February 13, 1998      /s/ A. Wayne Lewis
                              ----------------------------------------
                              A. Wayne Lewis, Executive Vice President


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FOR RELEASE 5:00 p.m. February 5, 1998
--------------------------------------


VALLEY FINANCIAL CORPORATION
36 Church Avenue, S.W.
Roanoke, Virginia  24011

For Further Information Contact:

Ellis L. Gutshall, President and Chief Executive Officer
A. Wayne Lewis, Executive Vice President and Chief Operating Officer
(540) 342-2265


                     VALLEY FINANCIAL CORPORATION ANNOUNCES
                            RECORD QUARTERLY PROFIT

   ROANOKE, VIRGINIA. February 5, 1998 -- Roanoke-based Valley Financial Corporation announced today its consolidated financial results for the quarter and the fiscal year ended December 31, 1997. At December 31, the Company's total assets were $74,677,000, total deposits were $65,588,000, total loans stood at $46,647,000 and total shareholders' equity was $8,279,000. Compared with December 31, 1996, the Company experienced increases of $22,934,000 or 44% in total assets, $21,971,000 or 50% in total deposits and $13,165,000 or 39% in total loans over the twelve-month period. With capital at December 31, 1997 representing 11% of total assets, the Company easily exceeds the regulatory minimum to be considered "well capitalized."

   For the three months ended December 31, 1997, Valley Financial reported net income of $589,000 or $.61 per share, its fifth consecutive quarterly operating profit, compared with net income of $165,000 or $.17 per share, $102,000 or $.11 per share and $27,000 or $.03 per share for the third, second and first quarters of 1997, respectively. The Company's net income for the fourth quarter of 1997 also compares favorably with the profit of $4,000 or $.004 per share reported in the fourth quarter of 1996. The Company's return on average total assets was 3.32% for 1997's fourth quarter, and its return on average shareholders' equity was 30.24%.

   Included in the fourth quarter results is a $397,000 income tax benefit associated with recognition of deferred tax assets, including the Company's available net operating loss carryforwards. Excluding this tax benefit, net income for 1997's fourth quarter would have been $192,000 or $.20 per share, return on average total assets would have been 1.08% and return on average shareholders' equity would have been 9.85%.

   Ellis L. Gutshall, President and CEO of Valley Financial, said, "The financial results for the fourth quarter of 1997 represent attainment of our goal of being a high-performing financial institution. We are very pleased to report our fifth consecutive quarter in the black, and each profitable quarter has represented a significant percentage increase in net income over the preceding quarter. To have come this far in only 2 1/2 years since Valley Bank opened for business is strong performance by any measure."


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   For the year ended December 31, 1997, Valley Financial reported net income of
$883,000 or $.92 per share, compared to a net loss of $714,000 or $.74 per share for 1996. Return on average total assets for the year was 1.40% and return on average shareholders' equity was 11.79%. Exclusive of the income tax benefit, net income for the year would have been $486,000 or $.50 per share, return on average total assets would have been 0.77% and return on average shareholders' equity would have been 6.48%.

   Gutshall went on to point out that, "The size of the Company increased significantly during each quarter of 1997, and went up 44% during the past year. This rapid growth continues to demonstrate that Roanoke Valley residents want to deal with a locally-owned and managed bank that offers competitive products and a high level of personal service. Asset quality remains extremely high as Valley Bank continues to have no non-performing assets or loans over 90 days past due, and there have been only $419 in loans charged off since the bank opened for business. We continue to be well ahead of our original expectations and look to the future with confidence."

   Valley Financial Corporation is the holding company for Valley Bank, which opened for business May 15, 1995 and engages in a general commercial and retail banking business in the Roanoke Valley, emphasizing the needs of small businesses, professional concerns and individuals. Valley Bank operates from three full-service offices at 36 Church Avenue, SW and 2203 Crystal Spring Avenue, SW in Roanoke City, and 4467 Starkey Road, SW in Roanoke County. Additionally, it recently opened a loan production office at 302 East Main Street in the City of Salem.

   The Common Stock of Valley Financial Corporation is traded over the counter under the symbol VYFC, and is quoted on the OTC Bulletin Board, an electronic quotation and trade reporting service of the National Association of Securities Dealers.

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                          VALLEY FINANCIAL CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                             December 31    December 31
                                                1997           1996
                                             -----------    -----------
                                          (in thousands, except share data)
Assets
Cash and due from banks                      $ 3,324         $ 2,149
Money market investments                       1,473           2,791
Securities available-for-sale                 21,144          11,584

Loans                                         46,647          33,482
   Less allowance for loan losses and
     unearned fees                              (497)           (361)
                                             -------          ------
       Total net loans                        46,150          33,121

Premises and equipment                         1,315           1,397
Other assets                                   1,271             701
                                             -------         -------
       Total assets                          $74,677         $51,743
                                             =======         =======
Liabilities and Shareholders' Equity
Non-interest bearing demand deposits         $ 7,956         $ 3,514
Interest bearing demand, savings &
  money market deposits                       19,048           9,362
Time deposits greater than $100,000            6,481           4,442
Other time deposits                           32,103          26,299
                                             -------         -------
       Total deposits                         65,588          43,617
                                             =======         =======
Short term borrowings                              0               0
Other liabilities                                810             773
                                             -------         -------
       Total liabilities                      66,398          44,390
                                             -------         -------
Preferred stock, no par value.
  Authorized 10,000,000 shares; none issued
  and outstanding
Common stock, no par value.
  Authorized 10,000,000 shares; issued and
  outstanding 964,040 at December 31, 1997
  and 1996                                     9,089           9,089
Accumulated deficit                             (866)         (1,749)
Unrealized gains (losses) on securities
  available-for-sale, net of tax                  56              13
       Total shareholders' equity              8,279           7,353
                                             -------         -------
       Total liabilities and shareholders'
         equity                              $74,677         $51,743
                                             =======         =======
Asset Quality Ratios:
Nonperforming loans/total loans                 0.00%           0.00%
Loans past due > 90 days/total loans            0.00%           0.00%
Allowance for loan losses/loans, net            0.99%           0.99%


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               CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

                                     Three Months            Twelve Months
                                                     Ended
                                                  December 31
                                ---------------------------------------------
                                  1997        1996           1997       1996
                                --------    --------       --------   --------
                                    (in thousands, except per share data)
Interest Income                  $1,359        $872          4,806      2,615
Interest Expense                    700         439          2,511      1,254
                                 ------      ------         ------     ------
     Net interest income            659         433          2,295      1,361

Provision for loan losses            12          50            131        191
                                 ------      ------         ------     ------
Net interest income after
  provision for loan losses         647         383          2,164      1,170

Noninterest income                   50          31            178         89
Noninterest expense                 505         410          1,856      1,973
                                 ------      ------         ------     ------
Net income (loss) before taxes     $192          $4           $486      ($714)
                                 ------      ------         ------     ------
Income tax benefit                  397           0            397          0
                                 ------      ------         ------     ------
Net income (loss)                  $589          $4           $883      ($714)
                                 ======      ======         ======     ======
Net income (loss) per share       $0.61      $0.004          $0.92    ($0.74)
                                 ======      ======         ======     ======
Selected Financial Ratios:
Return on average total assets     3.32%       0.03%          1.40%    -1.98%
Return on average total
  shareholders' equity            30.24%       0.21%         11.79%    -9.37%
Yield on average earning assets    8.02%       7.89%          7.96%     7.87%
Cost of funds                      4.48%       4.48%          4.55%     4.47%
Net interest margin                3.89%       3.91%          3.80%     4.09%
Overhead efficiency ratio         68.68%      88.51%         74.97%   136.10%

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